UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2016

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
The Spectranetics Corporation (the “Company”) received a warning letter dated May 23, 2016, from the Food and Drug Administration (the “FDA”) related to observed non-conformities with current Good Manufacturing Practice at its Colorado Springs, Colorado facility.

The FDA inspected the Company’s Colorado Springs manufacturing facility from November 30, 2015 through January 21, 2016.  As previously disclosed in our most recent Annual Report on Form 10-K, the FDA issued a Form 483, List of Inspectional Observations, identifying certain observed non-conformities with current Good Manufacturing Practice. The warning letter is specific to this facility and does not impact any of the Company’s other manufacturing facilities. The warning letter does not require the withdrawal of any product from the marketplace.

Following the receipt of the Form 483, the Company provided written responses to the FDA detailing corrective actions underway to address the FDA’s observations. In addition, the Company has provided and will continue to provide the FDA with regular updates. The FDA warning letter acknowledges the actions already taken by the Company to address the observations. The Company is working diligently to fully remediate the FDA’s observations regarding the Colorado Springs facility.

The Company will continue manufacturing and shipping disposable product from the Colorado Springs facility, and we do not anticipate that customer orders will be impacted while the Company works to resolve the FDA’s concerns.  The warning letter states that, until the violations have been corrected, premarket approval applications for devices to which the quality system regulation deviations are reasonably related will not be approved. The Company presently has no such applications before the FDA.

The Company takes these matters seriously and plans to respond timely and fully to the FDA’s requests. The Company cannot, however, give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter. Until the violations are corrected, the Company may be subject to additional regulatory action by the FDA.

Safe Harbor Statement
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, regulatory actions and approvals and the regulatory environment. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this report. These risks and uncertainties may include adverse outcome of FDA inspections, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 7, 2016	By:	/s/ Paul Gardon
Paul Gardon
Senior Vice President, General Counsel and Corporate Secretary

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